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                                                                    Exhibit 99.5

                                 TAX GUIDELINES
             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers (SSNs) and individual taxpayer identification numbers (ITINs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e., 00-0000000. If you are a registered alien and you do not have and are not eligible to get a SSN, your TIN is your ITIN. Enter it in the SSN space.

If you are a sole proprietor and you have an EIN, you may provide either your SSN or EIN, although the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the SSN, ITIN or EIN, as applicable, of the owner.

The table below will help determine the number to give the payer.

For this type of account:
                                       Give the
                                       SOCIAL SECURITY
                                       number of:
1.   An individual's account           The individual

2.   Two or more individuals (joint    The actual owner of the account or, if
     account)                          combined funds, the first individual on
                                       the account(1)

3.   Custodian account of a minor      The minor(2)
     (Uniform Gift to Minors Act)

4.   a. The usual revocable savings    The grantor-trustee(1)
     trust account (grantor is also
     trustee)

     b. So-called trust account        The actual owner(1)
     that is not a legal or valid
     trust under state law

5.   Sole proprietorship account or    The owner(3)
     an account of a single-owner
     LLC that is disregarded as
     separate from its owners

For this type of account:
                                       Give the EMPLOYER
                                       IDENTIFICATION
                                       number of:
6.   Sole proprietorship account or    The owner(3)
     an account of a single-owner
     LLC that is disregarded as
     separate from its owners

7.   A valid trust, estate, or         The legal entity (do not furnish the
     pension trust account             identifying number of the personal
                                       representative or trustee unless the
                                       legal entity itself is not designated in
                                       the account title)(4)

8.   Corporate account or an account   The corporation
     of an LLC electing corporate
     status on Form 8832





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
9.   Association, club, religious,     The organization
     charitable, educational or
     other tax-exempt organization
     account

10.  Partnership or multi-member LLC   The partnership
     account

11. A broker or registered nominee     The broker or nominee

12.  Account with the Department of    The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's SSN must be furnished.

(2)  Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust.

          Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

     Obtaining a Number

     If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card, Form W-7, Application for IRS Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

     Payees specifically exempted from withholding include:

          o An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under
               Section 403(b)(7), if the account satisfies the requirements of
               Section 401(f)(2).

          o The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

          o An international organization or any agency or instrumentality thereof.

          o A foreign government or any political subdivision, agency or instrumentality thereof.

     Payees that may be exempt from backup withholding include:

          o    A corporation.

          o    A financial institution.

          o A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

          o    A real estate investment trust.

          o    A common trust fund operated by a bank under Section 584(a).

          o An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.





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          o    A middleman known in the investment community as a nominee or custodian.

          o A futures commission merchant registered with the Commodity Futures Trading Commission.

          o    A foreign central bank of issue.

          o A trust exempt from tax under Section 664 or described in Section 4947.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

          o    Payments to nonresident aliens subject to withholding under
               Section 1441.

          o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

          o Payments of patronage dividends where the amount received is not paid in money.

          o    Payments made by certain foreign organizations.

          o    Section 404(k) payments made by an ESOP.

     Payments of interest not generally subject to backup withholding include the following:

          o    Payments of interest on obligations issued by individuals. Note:
               You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

          o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

          o    Payments described in Section 6049(b)(5) to nonresident aliens.

          o    Payments on tax-free covenant bonds under Section 1451.

          o    Payments made by certain foreign corporations.

          o    Payments made to a nominee.

          o    Mortgage or student loan interest paid to you.

     Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

     Privacy Act Notice. - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

     Penalties

     (1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to





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     negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

     (3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

     (4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.